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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 20, 1999, in the Registration Statement (Form S-3) and related Prospectus of Genentech, Inc. for the registration of 22,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 20, 1999, with respect to the related financial statement schedule included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP


San Jose, California
October 7, 1999